As filed with the Securities and Exchange Commission on April 21, 1997.
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                 U.S. PAWN, INC.
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                   -----------

           Colorado                                       84-0819941
--------------------------------                      ---------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                   -----------

               7215 Lowell Boulevard, Westminster, Colorado 80030
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                        1995 Directors' Stock Option Plan
                        ----------------------------------
                            (Full title of the plan)


                            Melvin Wedgle, President
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                                 (303) 657-3550
                       ----------------------------------
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                        --------------------------------

                        Exhibit Index Begins at Page II-5


=======================================================================================================
                                   CALCULATION OF REGISTRATION FEE
=======================================================================================================
Title of                 Amount to be           Proposed        Proposed             Amount of
Securities               Registered(1)           Maximum         Maximum            Registration
to be                                           Offering        Aggregate               Fee
Registered                                      Price Per       Offering
                                                Share(2)        Price(2)
-------------------------------------------------------------------------------------------------------
Common Stock,
no par value                90,000               $4.375         $393,750                $120
=======================================================================================================

     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1995 Directors' Stock Option Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 90,000 shares are issuable under the Plan at an offering price per share based upon the closing price of the Common Stock on NASDAQ on April 16, 1997 of $4.375 per share.

                                       U.S. PAWN, INC.

                                            PART I

                          Cross Reference Sheet Required by Item 501

           Item in Form S-8                                     Caption In Prospectus
           ----------------                                     ---------------------

1.   General Plan Information....................    Cover Page; Issuer and Participating Employees;
                                                     Description of the Plan; Tax Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information.................................    Available Information

3.   Incorporation of Documents
     by Reference................................    Incorporation of Documents by Reference

4.   Description of Securities...................    Description of Common Stock

5.   Interests of Named Experts
     and Counsel.................................    Counsel

6.   Indemnification of
     Directors and Officers......................    SEC Position Regarding Indemnification

7.   Exemption from Registration
     Claimed.....................................    Not Applicable

8.   Exhibits....................................    Not Applicable (See Part II, Item 8)

9.   Undertakings................................    Not Applicable (See Part II, Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1995 Directors' Stock Option Plan by directors of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                  90,000 SHARES
                                  COMMON STOCK
                                 (No Par Value)

                                 U.S. PAWN, INC.
                                 ---------------

                        1995 DIRECTORS' STOCK OPTION PLAN
                                 ---------------

     This Reoffer Prospectus ("Prospectus") relates to the offering by U.S. Pawn, Inc. (the "Company") and the Company's directors of up to 90,000 shares (subject to adjustment in certain circumstances) of the Company's no par value Common Stock (the "shares"), purchasable by directors of the Company pursuant to Common Stock options ("options") under the Company's 1995 Directors' Stock Option Plan (the "Plan"). As of the date hereof 78,000 options issued under the Plan are outstanding.

                                 ---------------

     This Prospectus will be used by persons who are "affiliates" (as that term is defined under the Securities Act of 1933) of the Company to effect resales of the shares. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof.

                                ----------------

                 The date of this Prospectus is April 21, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the NASDAQ symbol "USPN." Reports, proxy and information statements may also be inspected at the NASDAQ SmallCap Market offices, 1735 K Street Northwest, Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish such other reports as may be authorized, from time to time, by its Board of Directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's directors pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 7215 Lowell Boulevard, Westminster, Colorado 80030, (303) 657-3550.

                                TABLE OF CONTENTS
                                -----------------



INTRODUCTION....................................................  4

SELLING STOCKHOLDERS............................................  4

METHOD OF SALE..................................................  5

SEC POSITION REGARDING INDEMNIFICATION..........................  5

DESCRIPTION OF THE PLAN.........................................  6

APPLICABLE SECURITIES LAW RESTRICTIONS..........................  7

TAX CONSEQUENCES................................................  8

LEGAL MATTERS...................................................  9

EXPERTS  .......................................................  9

                                  INTRODUCTION

     The Company operates pawnshops that lend money on the security of pledged tangible personal property, for which the Company receives a pawn service charge to compensate it for the loan. The pawn service charge is calculated as a percentage of the loan amount, in a manner similar to which interest is charged on a loan, and has generally ranged from 120% (for loans of $50 and over) to 240% (for loans under $50) annually. The pledged property is held through the term of the loan, which generally is 30 to 90 days, unless otherwise earlier paid or renewed. Generally, the borrower pays the loans and accrued service charge in full, redeeming the pledged property, or pays the accrued service charges and renews the loan. In the event the borrower does not pay or renew the loan, the unredeemed collateral is forfeited to the Company and then becomes inventory available for sale in the pawnshop. The Company currently owns and operates 18 pawnshops located in Colorado, Wyoming and Nevada. Its executive offices are located at 7215 Lowell Boulevard, Westminster, Colorado 80030, (303) 657-3550.

                              SELLING STOCKHOLDERS

     This Prospectus relates to possible sales by directors of the Company of shares they acquire through exercise of options granted under the Plan. The names of directors who may be Selling Stockholders from time to time are listed below, along with the number of shares of Common Stock currently owned by them and the number of shares offered for sale hereby. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.


                                                                            Number of
                                           Shareholdings                  Shares Which
Name of Selling Stockholder          Number             Percent            May Be Sold
---------------------------          ------             -------            -----------

Melvin Wedgle(1)(2)(4)                613,638             15.8%               13,000
Gary A. Agron(1)(4)                    56,750              1.4%               13,000
Daniel B. Rudden(4)                     8,000               *                 13,000
Stanley M. Edelstein(3)(4)             20,500               *                 13,000
Charles C. Van Gundy(5)                31,750               *                 13,000
Larry M. Snyder(6)                     20,500               *                 13,000

----------
*    Less than 1%

(1) Includes currently exercisable stock options to purchase 12,500 shares held by Messrs. Wedgle and Agron at $2.00 per share exercisable until October 23, 2000. Mr. Wedgle's options include 6,250 options held by Teresa R. O'Neill.

(2) Includes currently exercisable stock options to purchase 220,000 shares at $1.81 per share until March 25, 2004.

(3) Includes currently exercisable stock options to purchase 12,500 shares at $4.36 per share until October 2, 2001.

(4) Includes currently exercisable stock options to purchase 8,000 shares at $1.70 per share until December 28, 2005.

(5) Includes currently exercisable options to purchase 10,000 shares at $2.06 per share until March 24, 2005, 12,500 at $4.38 per share until January 16, 2007, 8,000 shares at $1.70 per share until December 28, 2005 and 1,250 shares at $5.12 per share until January 20, 2000.

(6) Includes currently exercisable options to purchase 12,500 shares at $4.38 per share until January 16, 2007 and 8,000 shares at $1.70 per share until December 28, 2005.

     The address of each Selling Stockholder is the same as the Company's address. All shares listed above for sale represent shares issuable upon exercise of options granted under the Plan.

                                 METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on the NASDAQ SmallCap Market, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock is traded or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     The Company's Article of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In July 1995, the Company's Board of Directors approved the Plan for the benefit of directors of the Company. The Company believes that the Plan provides an incentive to individuals to act as directors of the Company and to maintain a continued interest in the operations and future of the Company. All options were issued under Section 422A of the Internal Revenue Code.

     The terms of the Plan provide that the Company is authorized to grant options to purchase shares of Common Stock ("options" or "option shares") to directors of the Company upon the majority consent of the Company's directors. All directors are eligible to receive options under the Plan. The purchase price to be paid by optionees for the option shares must not be less than the fair market value of the options shares as reported by the NASDAQ SmallCap Market on the date of the grant. Options must be exercised within 10 years following the date of grant, and the optionee must exercise options during service to the Company or within 30 days of termination of such service (12 months in the event of death on disability). If directors are terminated for cause, any unexercised options are cancelled as of the date of termination.

     A total of 90,000 shares of the Company's authorized but unissued Common Stock have been reserved for issuance pursuant to the Plan of which 78,000 options are currently outstanding at an exercise price of $1.70 per share. Up to 12,000 remaining stock options may be issued based upon a formula determined by the Company's net profits as a percentage of total revenue.

     Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

     Amendments to the Plan may be made by the Board of Directors, except that no amendments may be made without the approval of the shareholders which, (i) change the number of shares subject to the Plan, (ii) change the designation of the class of persons eligible to receive options, or (iii) decrease the price at which options may be granted.

     The Plan is administered by the full Board of Directors, who have the power to interpret the Plan, determine which persons are to be granted options and the amount of such options.

     In the event the Company acquires, in whole or in part, the assets or equity securities of any other entity, no adjustment will be made to the optionee's option shares. In the event the Company is acquired by another company or merges with another company, the optionee shall have a period of 180 days to exercise all option shares that have accrued for purchase. Any option shares that have not accrued as of the date of the closing of the merger will automatically expire.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares.

     Payment for shares will be made by the Company's directors in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to participating directors except in the form of updated information for the Prospectus.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities.

     There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until July 28, 2005 and may be extended by the Company's Board of Directors. Additional information concerning the Plan and its administrators may be obtained from the Company at the address and telephone number indicated above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. The Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to options.

     Up to 90,000 shares may be issued under the Plan. The Company has authorized 30,000,000 shares, of which 3,668,446 shares are outstanding as of April 15, 1997. Common shares outstanding and those to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors.

     Directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to the Company from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general the Company would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of the Company's deduction. The Company's deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and the Company's deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. The Company expects that optionees will be required to exercise their options within five years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for the Company by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111. Mr. Agron is a director of the Company and owns 36,250 shares of its Common Stock and options to purchase an additional 20,500 shares including 8,000 options granted under the Plan.

                                     EXPERTS

     The financial statements of the Company incorporated by reference in the Company's Annual Report on Forms 10KSB for the year ended September 30, 1995, the transition period ended December 31, 1995 and the year ended December 31, 1996 have been audited by AJ. Robbins, P.C., as set forth in their report included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Forms 10K and 10KSB for the year ended September 30, 1995, the transition period ended December 31, 1995 and the year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed pursuant to Section 13(a) of the Exchange Act; and

     (c) The description of the Registrant's Common Stock that is contained in the Company's Registration Statement on Form S-1 under the Securities Act of 1933, as amended (Registration No. 33-40261), including any amendments or reports filed for the purpose of updating such descriptions.

     (d) All other reports and subsequent reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Gary A. Agron has acted as the Registrant's securities counsel in connection with this Registration Statement. Mr. Agron is a director of the Registrant, owns 36,250 shares of the Registrant's Common Stock and holds options to purchase 12,500 shares at $2.00 per share at any time until October 2000 and 8,000 shares at $1.70 per share until December 2005.

Item 6.  Indemnification of Directors and Officers.

     Article IX of the Registrant's Articles of Incorporation provides as follows:

                                   "ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS
                          ----------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the Corporation or to its shareholders for monetary damages for (i) any breach of the directors' duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification."

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The  following  is a list of  Exhibits  filed  as part of the  Registration
Statement:

     4. 1995 Directors' Stock Option Plan

     4.1 Form of 1995 Directors' Stock Option Agreement under the 1995 Directors' Stock Option Plan

     5.   Opinion of Gary A. Agron

     24.  Consent of AJ. Robbins, P.C., independent certified public accountants

Item 9.  Undertakings

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris-diction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 18th day of April, 1997.

                                         U.S. PAWN, INC.


                                         By: /s/ Melvin Wedgle
                                             -----------------------------------
                                             Melvin Wedgle, Chief Executive
                                             Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                               Title                                  Date
              ---------                               -----                                  ----

  /s/ Melvin Wedgle                         Chief Executive Officer,                    April 18, 1997
------------------------------------
Melvin Wedgle                               President and Director
                                            (Principal Executive
                                            Officer)

  /s/ Charles C. Van Gundy                  Vice President of Finance                   April 18, 1997
------------------------------------
Charles C. Van Gundy                        (Chief Financial and Principal
                                            Accounting Officer), Secretary
                                            and Director

  /s/ Gary A. Agron                         Director                                    April 18, 1997
------------------------------------
Gary A. Agron


------------------------------------        Director
Daniel B. Rudden


------------------------------------        Director
Stanley M. Edelstein


  /s/ Larry M. Snyder                       Director                                    April 18, 1997
------------------------------------
Larry M. Snyder

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                  Exhibit                             Page No.
-----------                  -------                             --------

4.   1995 Directors' Stock Option Plan

4.1 Form of 1995 Directors' Stock Option Agreement under the Directors' Stock Option Plan

5.   Opinion of Gary A. Agron

24. Consent of AJ. Robbins, P.C., independent certified public accountants